HAGERTY Q3 2023 | 2 For classic and enthusiast car owners, November is the time when we reminisce about the adventures of the past driving season (and a few flat- tire or popped gasket related misadventures) and begin to place some of our special cars into hibernation while dreaming about the season to come. At Hagerty, we are deep into planning 2024 and how we can better serve our members with the products and services they need to enjoy their vehicles. But at our heart, we are an automotive lifestyle insurance business. And a very good one. Let me share a few of the facts: » Hagerty is by far the biggest provider of specialty insurance for the collectible car market, insuring 2.4 million vehicles today, and consistently growing at a double-digit rate. » The road ahead looks promising, with approximately 45 million enthusiast vehicles in the U.S. worth an estimated $1 trillion. » Our business is as predictable as turkey on Thanksgiving, with more than 88 percent of our revenue baked in at the start of the year thanks to high customer retention. » Our Net Promoter Score of 83 is almost twice that of our competitors. » And year-to-date 2023 results are em- blematic of a great business model, with revenue growth of 28% and significantly improved profitability that will allow us to invest in lengthening our leadership position over the coming years. Dear Hagerty Stockholders, Members and One Team Hagerty, S T O C K H O L D E R L E T T E R Building a Community

HAGERTY Q3 2023 | 3 But those aren’t the only things that make Hagerty truly unique. We’re unique because we focus on passion. People love their cars. There is a vast community of car people out there – 67 million strong, by one estimate, more than the number of professed fitness enthusiasts. These car lovers can’t wait to spend their time and treasure on the hobby that has captured their hearts. To them – and to us – cars aren’t just conveyances, they are expressions of who they are and what they’re all about; a common language shared with other car lovers; and a shared interest that draws them closer to friends and family. We recognized this passion as an opportunity a long time ago and began creating services to meet the needs of this vast market beyond insurance, beginning with our proprietary Price Guide and Valuation Tools, which have become the gold standard for accurate, research-based car values in our industry. This is useful whether you value cars for insurance or buying and selling a car or just like following the trends. From there we moved into automotive media. Today, the Hagerty Media website, which celebrates the joy of driving and has become a respected authority on cars old and new, has 83 million lifetime page views and over 22,000 articles. 2.8 million subscribe to the Hagerty YouTube channel. Nearly one million readers can’t wait for each edition of Hagerty Drivers Club magazine, featuring the work of the nation’s best automotive journalists, to hit their mailbox. (Yes, it’s still a print magazine. Magazines, like steering wheels, are more fun when you can hold them in your hands.) In recent years, we have added a series of exciting and immersive live events to our ecosystem, not because they are money-makers, but because they allow us to engage with members in ways beyond just sending them an annual bill or helping them with a claim. The Amelia, the Detroit Concours, the Greenwich Concours, the California Mille, our luxurious Motorlux party at Monterey Car Week, our Radwood events, our popular Ride & Drives, tours and more act as on-ramps to the hobby to those who aren’t already converts. We have built a platform that can allow us to grow our share in the industry while simultaneously helping grow the pie. The core of our “protect, buy and sell, and enjoy” business vision – our pride and joy - is Hagerty Drivers Club (HDC). Launched in 2018, HDC has evolved into a rich value proposition serving more than 800,000 members, and is now the world’s largest membership organization for auto enthusiasts. For an annual fee of $70, members enjoy the award- winning HDC magazine, flat-bed towing and emergency roadside assistance, discounts on goods and services from our automotive partners, special members-only events, full access to our Valuation Tools, “Ask Hagerty,” a team of automotive experts to help answer any carrelated question, and free listings on Hagerty Classifieds. About 80 percent

HAGERTY Q3 2023 | 4 of our new insurance customers opt-in to become HDC members because the value is so compelling. HDC is the culmination of a dream for me. From the beginning, I have wanted Hagerty to serve as a global membership community for car enthusiasts – one that not only serves and assists car lovers but drives our unique and differentiated business model. We’ve made huge strides, but success always creates new challenges. Our challenge now is two-fold: How to make HDC an even richer value proposition for our members, which allows us to reinvest in the business and create value for our investors. Over the coming quarters, we’ll focus on making HDC even more useful, profitable and sticky. Some examples include a better digital user experience, improved bundling at point of sale, and establishing new, compelling partnerships for members. In the end, the best membership programs are the ones that build community. They thrive when they create real-life human interactions around a common passion and interest. That will continue to be our focus and I will update our progress for you in future letters. In the meantime, as always, thank you for being on this ride with us. Onward and upward! McKeel Hagerty CEO, Hagerty